AT&S HOLDINGS, INC.

STOCK OPTION/INCENTIVE PLAN AND OPTION AGREEMENT (2004)

As Adopted by the Board of Directors

On January 5th, 2004

1.

Purpose.  AT&S Holdings, Inc., a Nevada corporation (“Company”), hereby adopts the 2004 Stock Option/Incentive Plan (the “Plan”). The Plan is intended to recognize the contributions made to Company by employees (including employees who are members of the Board of Directors) of Company or any Affiliate to provide such persons with additional incentive to devote themselves to the future success of Company or an Affiliate and to improve the ability of Company or an Affiliate to attract, retain and motivate individuals upon whom Company’s sustained growth and financial success depend. Through the Plan, Company will provide such persons with an opportunity to acquire or increase their proprietary interest in Company, and to align their interest with the interests of shareholders, through receipt of rights to acquire Company’s Common Stock, par value $.001 per Share (the “Common Stock”), and through the transfer or issuance of Common Stock or other Awards. In addition, the Plan is intended as an additional incentive to directors of Company who are not employees of Company or an Affiliate to serve on the Board of Directors and to devote themselves to the future success of Company by providing them with an opportunity to acquire or increase their proprietary interest in Company through the receipt of rights to acquire Common Stock. Furthermore, the Plan may be used to encourage consultants and advisors of Company to further the success of Company.

2.

Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

“Affiliate” means a corporation which is a parent corporation or a subsidiary corporation with respect to Company within the meaning of Section 424(e) or (f) of the Code, of any successor provision.

“Award” shall mean a transfer of Common Stock made pursuant to the terms of the Plan or the grant to a person of performance units, “phantom” units, SARs or other rights containing such terms, benefits or restrictions as the Committee shall specify in the Award Agreement.

“Award Agreement” shall mean the agreement between Company and a Grantee with respect to an Award made pursuant to the Plan.

“Board” means the Board of Directors of Company.

“Change of Control” shall have the meaning as set forth in Section 9 of the Plan.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

“Committee” shall have the meaning set forth in Section 3 of the Plan.

“Common Stock” shall have the meaning set forth in Section 1 of the Plan.

“Company” means AT&S Holdings, Inc., a Nevada corporation.

“Disability” means the inability of an Optionee or Award holder to perform the essential duties of his or her position with Company as determined in good faith by the Committee.

“Employee” means an employee of Company or an Affiliate.

“Fair Market Value” shall have the meaning set forth in Subsection 8(b) of the Plan.

“Grantee” shall mean a person to whom an Award has been granted pursuant to the Plan.

“ISO” means an Option granted under the Plan, which qualifies and is intended to qualify as an “incentive stock option” within the meaning of Section 422(b) of the Code

.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

“Non-Employee Director” shall mean a member of the Board who is a “non-employee director” as that term is defined in paragraph (b)(3) of Rule 16b-3.

“Non-Qualified Stock Option” means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an ISO.

“Option” means either an ISO or a Non-Qualified Stock Option granted under the Plan.

“Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

“Option Document” means the document described in Section 8 of the Plan, which sets forth the terms and conditions of each grant of Options.

“Option Price” means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(b) of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

“S-Corporation” means a small business corporation for which an election under Section 1362(a) of the Code is in effect.

“SAR” shall have the meaning set forth in Section 11 of the Plan.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

“Shares” means the shares of Common Stock of Company, which are the subject to Options or granted as Awards under the Plan.

3.

Administration of the Plan. The Board may administer the Plan and/or it may, in its discretion, designate a committee or committees composed of two or more of directors to operate and administer the Plan with respect to all or a designated portion of the participants. To the extent that the Committee is empowered to grant options to persons whose compensation might have limits on deductibility under Code Section 162(m), each member of a Committee designated by the Board shall be a Non-Employee Director. Any such committee designated by the Board, and the Board itself in its administrative capacity with respect to the Plan, is referred to as the “Committee”.

(a)

Meetings. The Committee shall hold meetings at such times and places as it may determine and shall keep minutes of its meetings. The Committee may take action only upon the agreement of a majority of the whole Committee. Any action that the Committee shall take through a written instrument signed by all its members shall be as effective as though it had been taken at a meeting duly called and held.

(b)

Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled, without further act on the member’s part, to indemnity from Company and limitation of liability, to the fullest extent provided by applicable law and by Company’s Articles of Incorporation and/or Bylaws, in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options or Award thereunder in which the member may be involved by reason of the member being or having been a member of the Committee, whether or not the member continues to be a member of the Committee at the time of the action, suit or proceeding.

(c)

Interpretation. The Committee shall have the power and authority to (i) interpret the Plan, (ii) adopt, amend and revoke rules and regulations for its administration that are not inconsistent with the express terms of the Plan, including, without limitation, rules and interpretations to determine the number of shares remaining available for issuance under the Plan, and (iii) waive requirements relating to formalities or other matters that do not either modify the substance of the rights intended to be granted by Options and Awards or constitute a material amendment for any purpose under the Code. Any such actions by the Committee shall be final, binding and conclusive on all parties in interest

.

(d)

Amendment of Options and Awards. Subject to the provisions of the Plan, the Committee shall have the right to amend any Option Document or Award Agreement issued to an Optionee or Award holder, subject to the Optionee’s or Award holder’s consent if such amendment is not favorable to the Optionee or Award holder or if such amendment has the effect of changing an ISO to a Non-Qualified Stock Option; provided, however, that the consent of the Optionee or Award holder shall not be required for any amendment made pursuant to Subsection 8(e)(i)(C) or Section 9 of the Plan, as applicable.

4.

Grants and Awards under the Plan.

(a)

Grants of Options under the Plan may be in the form of a Non-Qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

(b)

Awards under the Plan may be of Common Stock, performance units, SARs  or other rights, at the discretion of the Committee.

5.

Eligibility. All Employees, members of the Board and consultants and advisors to Company shall be eligible to receive Options and Awards hereunder. Consultants and advisors shall be eligible only if they render bona fide services to Company unrelated to the offer or sale of securities. The Committee, in its sole discretion, shall determine whether an individual qualifies as an Employee

.

6.

Shares Subject to Plan. The aggregate maximum number of Shares for which Awards or Options may be granted pursuant to the Plan is 5,000,000. The number of shares which may be issued under the Plan shall be further subject to adjustment in accordance with Section 10. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of Company. If an Option terminates or expires without having been fully exercised for any reason, or if Shares subject to an Award have been conveyed back to Company pursuant to the terms of an Award Agreement, the Shares for which the Option was not exercised or the Shares that were conveyed back to Company shall again be available for issuance pursuant to the terms of one or more Options, or one or more Awards, granted pursuant to the Plan.

7.

Term of the Plan. The Plan is effective as of January 5th, 2004 the date on which it was adopted by the Board, subject to the approval of the Plan within one year after such date by the shareholders in the manner required by state law. If the Plan is not so approved by the shareholders, all Options granted under the Plan shall be null and void.

8.

Option Documents and Terms. Each Option granted under the Plan shall be a Non-Qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO. If any Option designated an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-Qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall approve from time to time, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall require from time to time which are not inconsistent with the terms of the Plan.

(a)

Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options that are intended to be ISOs and Options, which are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan. Notwithstanding anything herein to the contrary, no Optionee shall be granted Options during one fiscal year of Company for more than one million (1,000,000) Shares (such number to be subject to adjustment in accordance with Section 10).

(b)

Option Price. Each Option Document shall state the Option Price, which, for a Non-Qualified Stock Option, need not be the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of Company or an Affiliate, then, to the extent required by Section 424(d) of the Code, the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be: (i) if the Common Stock is listed on a national securities exchange or included in the NASDAQ System, the last reported sale price thereof on the relevant date, (ii) if the Common Stock is not so listed or included, the mean between the last reported “bid” and “asked” prices thereof on the relevant date, as reported on NASDAQ or (iii) if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

(c)

Exercise. No Option shall be deemed to have been exercised prior to the receipt by Company of written notice of such exercise and, unless arrangements satisfactory to Company have been made for payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board, receipt of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and, unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act, shall contain the Optionee’s acknowledgment, in form and substance satisfactory to Company, that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to Company, may be made without violating the registration provisions of the Securities Act), (ii) the Optionee has been advised and understands that (A) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer, and (B) Company is under no obligation to register the Shares under the Securities Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if Company determines that the issuance of Shares should be delayed pending registration under federal or state securities laws, the receipt of an opinion of counsel satisfactory to Company that an appropriate exemption from such registration is available, the listing or inclusion of the Shares on any securities exchange or an automated quotation system or the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

(d)

Medium of Payment. Subject to the terms of the applicable Option Document, an Optionee shall pay for Shares (i) in cash, (ii) by certified or cashier’s check payable to the order of Company, or (iii) by such other mode of payment as the Committee may approve, including, without limitation, the optionee’s note in form approved by the Committee and payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board. The Optionee may also exercise the Option in any manner contemplated by Section 11. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of Company’s Common Stock held by the Optionee. If payment is made in whole or in part in shares of Company’s Common Stock, then the Optionee shall deliver to Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of Company’s Common Stock delivered to Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate or certificates issued to the Optionee shall represent (i) the Shares in respect of which payment is made and (ii) such excess number of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

(e)

Termination of Options.

(i)

No Option shall be exercisable after the first to occur of the following:

(A)

Expiration of the Option term specified in the Option Document, which, in the case of an ISO, shall not occur after (1) 10 years from the date of grant, or (2) 5 years from the date of grant if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of Company or of an Affiliate;

(B)

Except to the extent otherwise provided in an Optionee’s Option Document, a finding by the Committee, after full consideration of the facts presented on behalf of both Company and the Optionee, that the Optionee has been engaged in disloyalty to Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of employment or service, or has disclosed trade secrets or confidential information of Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which Company has not yet delivered the share certificates upon refund by Company of the Option Price. Notwithstanding anything herein to the contrary, Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture;

(C)

The date, if any, set by the Committee as an accelerated expiration date in the event of the liquidation or dissolution of Company;

(D)

The occurrence of such other event or events as may be set forth in this Plan or the Option Document as causing an accelerated expiration of the Option; or

(E)

Except as otherwise set forth in the Option Document and subject to the foregoing provisions of this Subsection 8(e), three months after the Optionee’s employment or service with Company or its Affiliates terminates for any reason other than Disability or death or one year after such termination due to Optionee’s Disability or death. With respect to this Subsections 8(e)(I)(E), the only Options that may be exercised during the three-month or one-year period, as the case may be, are Options that were exercisable on the last date of such employment or service and not Options that, if the Optionee were still employed or rendering service during such three-month or one-year period, would become exercisable, unless the Option Document specifically provides to the contrary or the Committee otherwise approves. The terms of an executive severance agreement or other agreement between Company and an Optionee, approved by the Committee or the Board, whether entered into prior or subsequent to the grant of an Option, which provide for Option exercise dates later than those set forth in Subsection 8(e)(i) shall be deemed to be Option terms approved by the Committee and consented to by the Optionee.

(ii)

Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised, provided that any change pursuant to this Subsection 8(e)(ii) which would cause an ISO to become a Non-Qualified Stock Option may be made only with the consent of the Optionee.

(iii)

Notwithstanding anything to the contrary contained in the Plan or an Option Document, an ISO shall be treated as a Non-Qualified Stock Option to the extent such ISO is exercised at any time after the expiration of the time period permitted under the Code for the exercise of an ISO.

(f)

Transfers. Except as otherwise provided in this Subsection 8(f), no Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution, and, during the lifetime of the person to whom an Option is granted, such Option may be exercised only by the Optionee. Notwithstanding the foregoing, an Option, other than an ISO, shall be transferable pursuant to a  “domestic relations order” as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and also shall be transferable, without payment of consideration, to (a) immediate family members of the holder (i.e., spouse or former spouse, parents, issue, including adopted and “step” issue, or siblings), (b) trusts for the benefit of immediate family members, (c) partnerships whose only partners are such family members and (d) to any transferee permitted by a rule adopted by the Committee or approved by the Committee in an individual case. Any transferee will be subject to all of the conditions set forth in the Option prior to its transfer.

(g)

Limitation on ISO Grants. To the extent that the aggregate fair market value of the shares of Common Stock (determined at the time the ISO is granted) with respect to which ISOs under all incentive stock option plans of Company or its Affiliates are exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such ISOs shall, to the extent of such excess, be treated as Non-Qualified Stock Options.

(h)

Other Provisions. Subject to the provisions of the Plan, the Option Documents shall contain such other provisions, including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee deems advisable, including, if the Company is an S-Corporation at the time of the grant of any option or at any other time during the existence of the Plan, such provisions as shall prevent any action by an Optionee from adversely affecting the Company’s status as an S-Corporation, and specifically including additional restrictions of transfer as may be required to protect such status.

9.

Change of Control. In the event of a Change of Control, the Committee may take whatever actions it deems necessary or desirable with respect to any of the Options outstanding or Award Shares not yet fully vested or paid for, all of which need not be treated identically, including, without limitation, accelerating (a) the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees, or (b) the exercisability of the Option.

A

“Change of Control” shall be deemed to have occurred upon the earliest to occur of any of the following events, each of which shall be determined independently of the others:

(i)

any Person (as defined below) becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 51% or more (as determined by the Committee) of Company’s stock entitled to vote in the election of directors. For purposes of this Plan, the term “Person” is used as such term is used in Sections 13(d) and 14(d) of the Exchange Act; provided, however that, unless the Committee determines to the contrary, the term shall not include Company, any trustee or other fiduciary holding securities under an employee benefit plan of Company, or any corporation owned, directly or indirectly, by the shareholders of Company in substantially the same proportions as their ownership of stock of Company

(ii)

individuals who are Continuing Directors cease to constitute a majority of the members of the Board (“Continuing Directors” for this purpose being the members of the Board on the date of adoption of this Plan, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Continuing Directors shall be considered to be an Continuing Director);

(iii)

shareholders of Company adopt a plan of complete or substantial liquidation or an agreement providing for the distribution of all or substantially all of its assets;

(iv)

Company is party to a merger, consolidation, other form of business combination or a sale of all or substantially all of its assets, unless the business of Company is continued following any such transaction by a resulting entity (which may be, but need not be, Company) and the shareholders of Company immediately prior to such transaction (the “Prior Shareholders”) hold, directly or indirectly, at least two-thirds of the voting power of the resulting entity (there being excluded from the voting power held by the Prior Shareholders, but not from the total voting power of the resulting entity, any voting power received by Affiliates of a party to the transaction (other than Company) in their capacities as shareholders of Company);

(v)

there is a Change of Control of Company of a nature that would be required to be reported in response to item 1(a) of Current Report on Form 8-K or item 6(e) of Schedule 14A of Regulation 14A or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not Company is then subject to such reporting requirement;

(vi)

the Company is a subject of a “Rule 13e-3 transaction“ as that term is defined in Exchange Act Rule 13e-3; or

(vii)

there has occurred a ”change of control,” as such term (or any term of like import) is defined in any of the following documents that is in effect with respect to Company at the time in question; any note, evidence of indebtedness or agreement to lend funds to Company, any option, incentive or employee benefit plan of Company or any employment, severance, termination or similar agreement with any person who is then an employee of Company.

10.

Adjustments on Changes in Capitalization.

(a)

In the event the outstanding Shares are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of Common Stock on the conversion of other securities of Company which are convertible into Common Stock) or dividends payable in Shares, an equitable adjustment may be made by the Committee as it deems appropriate in the aggregate number of shares available under the Plan and in the number of Shares and price per Share subject to outstanding Options. Unless the Committee makes other provisions for the equitable settlement of outstanding Options, if Company shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of Company shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such corporate event be entitled to receive, upon the exercise of his or her Option, the same number and kind of shares of stock or the same amount of property, cash or securities as the Optionee would have been entitled to receive upon the occurrence of any such corporate event as if the Optionee had been, immediately prior to such event, the holder of the number of shares covered by his or her Option.

(b)

Any adjustment under this Section 10 in the number of Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If a fraction of a Share would result from any such adjustment, the fraction shall be eliminated, unless the Committee otherwise determines.

(c)

The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.

11.

Stock Appreciation Rights (SARs).

(a)

In General. Subject to the terms and conditions of the Plan, the Committee may, in its sole and absolute discretion, grant to an Optionee the right (which right shall be referred to as an “SAR”) to surrender an Option to Company, in whole or in part, and to receive in exchange therefor payment by Company of an amount equal to the excess of the Fair Market Value of the Shares subject to such Option, or portion thereof, so surrendered (determined in the manner described in Section 8(b) as of the date the SARs are exercised) over the exercise price to acquire such Shares. Except as may otherwise be provided in an Option Document, such payment may be made, as determined by the Committee in accordance with Subsection 11(c) below and set forth in the Option Agreement, either in Shares or in cash or in any combination thereof.

(b)

Grant. Each SAR shall relate to a specific Option granted under the Plan and shall be granted to the Optionee concurrently with the grant of such Option by inclusion of appropriate provisions in the Option Agreement pertaining thereto. The number of SARs granted to an Optionee shall not exceed the number of Shares that such Optionee is entitled to purchase pursuant to the related Option. The number of SARs held by an Optionee shall be reduced by (i) the number of SARs exercised under the provisions of the Option Agreement pertaining to the related Option and (ii) the number of Shares purchased pursuant to the exercise of the related Option.

(c)

Payment. The Committee shall have sole discretion to determine whether payment in respect of SARs exercised by any Optionee shall be made in shares of Common Stock, in cash, or in a combination thereof. If payment is made in Common Stock, the number of shares which shall be issued pursuant to the exercise of SARs shall be determined by dividing (i) the total number of SARs being exercised, multiplied by the amount by which the Fair Market Value (as determined under Section 8(b)) of a share of Common Stock on the exercise date exceeds the exercise price for shares covered by the related Option, by (ii) the Fair Market Value of a share of Common Stock on the exercise date of the SARs. No fractional share of Common Stock shall be issued on exercise of an SAR; cash may be paid by the Company to the person exercising an SAR in lieu of any such fractional share, if the Committee so determines. If payment on exercise of an SAR is to be made in cash, the person exercising the SAR shall receive, in respect of each SAR to which such exercise relates, an amount of money equal to the difference between the Fair Market Value of a share of Common Stock on the exercise date and the then applicable exercise price for Shares covered by the related Option.

(d)

Limitations. SARs shall be exercisable at such times and under such terms and conditions as the Committee, in its sole and absolute discretion, shall determine; provided, however, that an SAR may be exercised only at such times and by such individuals as the related Option may be exercised under the Plan and the Option Agreement.

12.

Terms and Conditions of Awards. Awards granted pursuant to the Plan shall be evidenced by written Award Agreements in such form as the Committee shall approve from time to time, which Award Agreements shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall require from time to time which are not inconsistent with the terms of the Plan.

(a)

Number of Shares. Each Award Agreement shall state the number of Shares or other units or rights to which it pertains.

(b)

Purchase Price. Each Award Agreement shall specify the purchase price, if any, which applies to the Award. If the Board specifies a purchase price, the Grantee shall be required to make payment on or before the payment date specified in the Award Agreement. A Grantee shall make payment (i) in cash, (ii) by certified check payable to the order of Company, or (iii) by such other mode of payment as the Committee may approve.

(c)

Grant. In the case of an Award that provides for a grant of Shares without any payment by the Grantee, the grant shall take place on the date specified in the Award Agreement. In the case of an Award which provides for a payment, the grant shall take place on the date the initial payment is delivered to Company, unless the Committee or the Award Agreement otherwise specifies. Notwithstanding the foregoing, as a precondition to a grant, Company may require an acknowledgment by the Grantee as required with respect to Options under Subsection 8(c).

(d)

Conditions. The Committee may specify in an Award Agreement any conditions under which the Grantee of that Award shall be required to convey to Company the Shares covered by the Award. Upon the occurrence of any such specified condition, the Grantee shall forthwith surrender and deliver to Company the certificates evidencing such Shares as well as completely executed instruments of conveyance. The Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by Company or its designee until such time as every condition has lapsed and that the Grantee be required, as a condition of the Award, to deliver to such escrow agent or Company officer stock transfer powers covering the Award Shares duly endorsed by the Grantee. Unless otherwise provided in the Award Agreement or determined by the Committee, dividends and other distributions made on Shares held in escrow shall be deposited in escrow, to be distributed to the party becoming entitled to the Shares on which the distribution was made. Stock certificates evidencing Shares subject to conditions shall bear a legend to the effect that the Shares evidenced thereby are subject to repurchase by, or conveyance to, Company in accordance with the terms applicable to such Shares under an Award made pursuant to the Plan, and that the Shares may not be sold or otherwise transferred.

(e)

Lapse of Conditions. Upon termination or lapse of all forfeiture conditions, Company shall cause certificates without the legend referring to Company’s repurchase or acquisition right (but with any other legends that may be appropriate) evidencing the Shares covered by the Award to be issued to the Grantee upon the Grantee’s surrender to Company of the legended certificates held by the Grantee.

(f)

Rights as Shareholder. Upon payment of the purchase price, if any, for Shares covered by an Award and compliance with the acknowledgment requirement of subsection 12(c), the Grantee shall have all of the rights of a shareholder with respect to the Shares covered thereby, including the right to vote the Shares and (subject to the provisions of Subsection 12(d)) receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

13.

Amendment of the Plan. The Board may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board may not change the class of persons eligible to receive an ISO or increase the maximum number of Shares as to which Options may be granted under the Plan, or to any individual under the Plan in any year, without obtaining approval, within 12 months before or after such action, by the shareholders in the manner required by state law. No amendment to the Plan shall adversely affect any outstanding Option or Award, however, without the consent of the Optionee or Grantee, as the case may be.

14.

No Commitment to Retain. The grant of an Option or Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of Company or any Affiliate to retain the Optionee or Grantee as an employee, director, consultant or advisor of Company or any Affiliate, or in any other capacity.

15.

Withholding of Taxes. In connection with any event relating to an Option or Award, Company shall have the right to (a) require the recipient to remit or otherwise make available to Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities, including, without limitation, withholding any Shares, funds or other property otherwise due to the Optionee or Grantee. The Company’s obligations under the Plan shall be conditioned on the Optionee’s or Grantee’s compliance, to Company’s satisfaction, with any withholding requirement.

The AT&S Holdings, Inc., 2004 STOCK OPTION/INCENTIVE PLAN, is hereby ratified and confirmed in all respects, by and through the Company’s Board of Directors and its Stockholders on the date indicated.

Accepted and ratified by the AT&S Holdings, Inc. Board of Directors on January 5, 2004:

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Richard G. Honan,  Chairman of the Board of Directors

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 Jeffrey N. Orr,  Member of the Board of Directors

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Richard G. Honan, II,  Member of the Board of Directors

Accepted and ratified by the AT&S Holdings, Inc. Stockholders on January 5, 2004:

    //s//

Richard G. Honan

   //s//

 Jeffrey N. Orr

   //s//

Richard G. Honan